A Class C Class H Class Institutional Y Class

72. DD) Total income distributions
(1) Managed Futures Strategy Fund	     n/a     n/a     n/a      n/a    n/a
(3) Multi-Hedge Strategies Fund		     n/a     n/a     n/a      n/a    n/a
(4) Commodities Strategy Fund		     n/a     n/a     n/a      n/a    n/a
72. EE) Total capital gains distributions
(1) Managed Futures Strategy Fund	     n/a     n/a     n/a      n/a    n/a
(3) Multi-Hedge Strategies Fund	 	     n/a     n/a     n/a      n/a    n/a
(4) Commodities Strategy Fund		     n/a     n/a     n/a      n/a    n/a
73. A)  Total income distribution pershare
(1) Managed Futures Strategy Fund	     n/a     n/a     n/a      n/a    n/a
(3) Multi-Hedge Strategies Fund		     n/a     n/a     n/a      n/a    n/a
(4) Commodities Strategy Fund		     n/a     n/a     n/a      n/a    n/a
73. B) Total capital gains distribution pershare
(1) Managed Futures Strategy Fund	     n/a     n/a     n/a      n/a    n/a
(3) Multi-Hedge Strategies Fund		     n/a     n/a     n/a      n/a    n/a
(4) Commodities Strategy Fund		     n/a     n/a     n/a      n/a    n/a
74.U) Shares outstanding
(1) Managed Futures Strategy Fund	     2,976   1,157   7,044    89     32
(3) Multi-Hedge Strategies Fund		     702     479     1,759    1,847  n/a
(4) Commodities Strategy Fund		     1,038   137     922      n/a    n/a
74. V) Net asset value pershare
(1) Managed Futures Strategy Fund	  $21.67   $20.50  $21.67  $21.90 $21.95
(3) Multi-Hedge Strategies Fund	          $23.04   $21.55  $23.06  $23.30   $n/a
(4) Commodities Strategy Fund	          $15.63   $14.53  $15.64     $n/a  $n/a